KMS Financial Services, Inc.
Financial Statements
For the Nine Months Ended September 30, 2014 and 2013

KMS Financial Services, Inc.
Index

Page(s)
Financial Statements:

Statements of Financial Condition	2

Statements of Operations	3

Statements of Stockholder’s Equity	4

Statements of Cash Flows	5

Statements of Subordinated Borrowings	6

Notes to Financial Statements	7–10

KMS Financial Services, Inc.
Statements of Financial Condition

	September 30, 2014	December 31, 2013
Assets	(Unaudited)

Cash and cash equivalents	$6,671,840	$5,159,294
Commissions receivable, net of allowance for doubtful accounts of $0	3,495,462	3,138,116
Investments in common stocks and U.S. Treasury Notes, at market value	763,107	767,871
Advances to registered representatives	55,946	163,912
Receivable from clearing brokers	150,000	150,000
Prepaid expenses and other receivables	385,537	440,354
Fixed assets (net of accumulated depreciation of $717,265 and $686,406, respectively)	182,403	126,937
Deferred income taxes	240,000	240,000
Total assets	$11,944,295	$10,186,484

Liabilities and Stockholder's Equity
Liabilities:
Accounts payable	$2,194,333	$639,373
Commissions payable	3,364,632	2,942,802
Profit sharing contribution payable	464,003	749,935
Accrued expenses	63,235	510,185
Federal and state income taxes payable	—	1,000
Supplemental retirement payable	586,854	585,463
Note payable	—	—
Subordinated note payable	600,000	600,000
Total liabilities	7,273,057	6,028,758

Stockholder's Equity
Common stock - no par value; Authorized 50,000 shares, issued and outstanding 6,568 shares	127,907	127,907
Retained earnings	4,543,331	4,029,819
Total stockholder's equity	4,671,238	4,157,726
Total liabilities and stockholder's equity	$11,944,295	$10,186,484

The accompanying notes are an integral part of these financial statements.

KMS Financial Services, Inc.
Statements of Operations
For the Nine Months Ended September 30, 2014 and 2013
(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Revenues:
Commissions revenue	$64,320,139	$56,480,709
Interest income	21,489	23,471
Other income	1,873,219	1,772,866
Total revenues	66,214,847	58,277,046

Expenses:
Commissions	59,014,377	51,618,775
Salaries	3,095,727	2,898,076
Payroll taxes	165,398	162,401
Employee benefits	269,887	252,843
Profit sharing plan expense	459,288	409,011
Rent	143,835	170,340
Professional services	434,195	324,543
Interest expense	19,315	23,575
Depreciation and amortization	30,859	120,015
Other expenses	1,680,740	1,512,918
Total expenses	65,313,621	57,492,497
Income before income taxes	901,226	784,549
Income tax expense	387,714	300,975
Net income	$513,512	$483,574

The accompanying notes are an integral part of these financial statements.

KMS Financial Services, Inc.
Statements of Stockholder's Equity
For the Nine Months Ended September 30, 2014
(Unaudited)

	Common Stock
	Shares	Dollars	Retained Earnings	Total Stockholder’s Equity
Balance at December 31, 2013	$6,568	$127,907	$4,029,819	$4,157,726

Redemption and cancellation of common shares	—	—	—	—

Net Income	—	—	513,512	513,512

Balance at September 30, 2014	6,568	$127,907	$4,543,331	$4,671,238

The accompanying notes are an integral part of these financial statements.

KMS Financial Services, Inc.
Statements of Cash Flows
For the Nine Months Ended September 30, 2014 and 2013
(Unaudited)

	Years Ended September 30,
	2014	2013
Operating activities:
Net income	$513,512	$483,574
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	30,859	120,015
(Increase) decrease in:
Commissions receivable	(357,346)	(143,343)
Investments	4,764	146,206
Prepaid expenses and other receivables	54,817	(79,986)
Advances to registered representatives	107,966	99,570
Due from clearing brokers	—	(9,000)
Accounts payable and accrued expences	1,107,010	1,401,835
Commissions payable	421,830	248,505
Profit sharing contribution payable	(285,932)	(200,443)
Supplemental retirement payable	1,391	(36,126)
Net cash provided by operating activities	$1,598,871	$2,030,807
Investing activities:
Investment in fixed assets	$(86,325)	$(120,015)
Net cash used in investing activities	$(86,325)	$(120,015)
Financing activities:
Note payable principal payment	$—	$(390,841)
Redemption and cancellation of shares	—	(36,458)

Net cash used in financing activities	$—	$(427,299)
Net increase in cash and cash equivalents	1,512,546	1,483,493
Cash and cash equivalents at beginning of year	5,159,294	4,194,727
Cash and cash equivalents at end of year	$6,671,840	$5,678,220

The accompanying notes are an integral part of these financial statements.

KMS Financial Services, Inc.
Statements of Subordinated Borrowings
For the Nine Months Ended September 30, 2014
(Unaudited)

Subordinated borrowings at January 1, 2013	$600,000
Increases:	—
Decreases:	—
Subordinated borrowings at September 30, 2014	$600,000

The accompanying notes are an integral part of these financial statements.

KMS Financial Services, Inc.
Notes to Financial Statements
September 30, 2014 and December 31, 2013
(Unaudited)

1. Summary of Significant Accounting Policies

Description of Business and Principles of Consolidation

KMS Financial Services, Inc. (the “Company”) is a fully disclosed Broker Dealer and investment advisor registered with the Securities and Exchange Commission (SEC). It is also a member of the Financial Industry Regulatory Authority (“FINRA”) and is also an insurance general agent. The Company offers securities, investment advisory services and insurance products through independent contractor agents (registered representatives and investment advisory representatives) operating primarily in the Western United States. Commission revenues are generated predominantly from the sale of mutual fund shares, general securities and variable annuities. Investment advisory revenues are generated primarily through offering investment advisory services based on a percentage of assets under advisory contracts.

Income Recognition

Securities transactions and the commission revenue and expense are recorded in the accounts on a trade date basis.

Income Taxes

Deferred Federal income taxes are provided when income, related to carrying investments at market value, and expenses, principally supplemental executive retirement program expenses accrued for financial statement purposes not deductible for tax purposes until paid, are recognized in different years for tax and financial statement purposes. Deferred tax expenses or benefits are recognized in the financial statements for the changes in the deferred tax liabilities or assets between years. No valuation allowances have been recorded to offset deferred tax assets recorded by the Company.

Fixed Assets and Depreciation

Office equipment and fine art are stated at cost. Office equipment is depreciated over its estimated economic life, ranging from three to seven years and is computed on the straight-line and accelerated methods. Fine art is depreciated on the straight-line method over its estimated economic lives of twenty to fifty years.

Investments

Investments in common stocks, mutual funds and U.S. Treasury Notes are carried at fair market value based upon quoted market prices.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Fair Value of Financial Instruments

The carrying value of cash, receivables and accounts payable approximate fair value due to the short maturity of these instruments. None of the financial instruments are held for trading purposes.

2. Cash and Cash Equivalents

The Company considers cash and cash equivalents to include cash and those short-term, highly liquid investments with original maturities of three months or less.

Cash and cash equivalents of the Company as of September 30, 2014 and December 31, 2013 consist of the following:

KMS Financial Services, Inc.
Notes to Financial Statements
September 30, 2014 and December 31, 2013
(Unaudited)

	2014	2013
General Funds	$5,892,724	$4,413,661
Cash segregated in compliance with Federal and other regulations	100,000	100,000
Cash segregated in compliance with agreements with registered representatives (Note 6)	170,574	137,630
Investments in money market funds	508,542	508,003
Total	$6,671,840	$5,159,294

Supplemental disclosures for the statement of cash flows include cash paid for the nine months ending September 30, 2014 and September 30, 2013:

	2014	2013
Interest	$19,315	$23,575
Income taxes (Note 7)	300,000	233,000

3. Net Capital Requirement

The Company is subject to the Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1.

As of September 30, 2014 and December 31, 2013, the Company had net capital of $4,386,354 and $3,560,588 and net capital required under the Rule was $444,871 and $361,917, respectively. The aggregate indebtedness to net capital ratio was 1.52 to 1 for both periods.

The net capital rules may effectively restrict the payment of cash dividends.

4. Supplemental Executive Retirement Program

The Company maintains a supplemental executive retirement program covering an employee that provided for monthly benefits of $5,000 commencing in 1998. The Company's policy is to not fund the liability. The unfunded accumulated benefit obligation is reflected in the accompanying financial statements as supplemental retirement payable.

5. Note Payable

Subordinated note payable to a stockholder is payable at maturity (August 2016) plus interest monthly at prime plus one percent. Prime was 3.25 percent at September 30, 2014. The note is subordinated to present and future creditors of the Company.

Estimated principal payments on the note are due for the years ending December 31, as follows:

2016	$600,000

KMS Financial Services, Inc.
Notes to Financial Statements
September 30, 2014 and December 31, 2013
(Unaudited)

6. Commitments

The Company leases office premises and equipment under noncancelable operating leases. The Company is obligated under an equipment lease for rental payments covering office supplies provided under the operating lease. The following is a schedule by years of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of September 30, 2014:

Year ending December 31,
2014	61,554
2015	248,361
2016	256,943
2017	265,525
2018	274,098
Thereafter	1,741,749
Total minimum payments required	2,848,230

Portions of the minimum lease payments can be reduced upon notice and payment of reduction fees as called for in the lease. The Company's rental expense, under operating leases, was $143,835 and $170,340 for the nine months ending September 30, 2014 and 2013, respectively.

The Company has received payments from registered representatives, and maintains the funds to supplement professional liability insurance programs as necessary. The Company, and appointed registered representatives are responsible for administration of funds.

The Company maintains life insurance on certain stockholders. Proceeds from these life insurance policies are to be used to redeem common stock from the estate, with balances generally payable over five years at prime rates plus one percent.

7. Income Taxes

The Company’s deferred taxes as of September 30, 2014 and September 30, 2013 consist of the following:

	2014	2013
Deferred tax asset	$240,000	$240,000
Deferred tax liabilities	—	—
Valuation allowance	—	—
Total	$240,000	$240,000

The Company's provision for income taxes as of September 30, 2014 and 2013 consists of the following components:

Currently payable:	2014	2013
Federal	$371,950	$289,549
State	15,764	11,426
Deferred tax:
Federal	—	—
Total	$387,714	$300,975

The Company's deferred Federal tax asset represents the tax effects of deductible temporary differences in reporting compensation and retirement benefits under terms of the supplemental executive retirement program covering an officer, and certain accrued expenses not deductible for income tax purposes until paid.

The Company's deferred Federal income tax payable represent the tax effects of taxable temporary differences in carrying investments in common stocks and U.S. Treasury Notes at fair market value for financial presentation purposes. The net deferred Federal income tax asset includes the asset, net of the payable.

The Company's provision for income taxes differs from applying the statutory U.S. Federal income tax rate to income before income taxes. The primary differences arise from providing for state income taxes, and nontaxable municipal interest income.

The Company's tax returns are subject to possible examination by the taxing authorities. For Federal income tax purposes the returns essentially remain open to possible examination for a period of three years after the respective filing deadlines of those returns. For state and local tax purposes the period may extend to five years.

8. Employee Pension and Profit Sharing Plan

The Company's employees are participants in a pension and profit sharing plan revised effective January 1, 2002. The plan covers substantially all of the Company's employees.

The plan is a 401(k) plan where the employees may elect to make voluntary contributions pursuant to a salary reduction agreement. The Company is obligated for minimum contributions, and may elect to make additional discretionary contributions determined by the Board of Directors. Contributions cannot exceed twenty five percent of compensation. Contributions of $749,935 (including $101,091 of required minimum contributions) were authorized by the Board of Directors for 2013. The Company is obligated for contributions to the pension plan of three percent of eligible compensation, as defined, on an annual basis. As of September 30, 2014, the Company contribution amount is $464,003 (including $60,513 of required minimum contributions). This has not yet been authorized by the Board of Directors for 2014. The Company funds plan contributions as incurred.

9. Contingent Liabilities

The Company maintains its cash accounts in one commercial bank located in Seattle, Washington. The total cash balances are secured by the Federal Deposit Insurance Corporation up to $250,000. Additionally, cash balances in money market funds may not have available insurance.

In the ordinary course of business the Company may be named as a respondent in litigation, arbitration or regulatory proceedings and may be subject to unasserted claims primarily in connection with its activities as a securities broker-dealer. When the Company believes that it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated, the Company accrues such amount. At September 30, 2014 the Company believes no such accrual is required.

10. Subsequent Events

The Company has evaluated events or transactions that may have occurred after the date of the statement of financial condition for potential recognition or disclosure. During the third quarter of 2014, a definitive agreement was signed to sell the Company to Ladenburg Thalmann Financial services Inc. for approximately $24 million in cash, stock, and notes. The sale closed on October 15, 2014.

Subsequent events have been evaluated through the date the report was available to be issued.